EXHIBIT 99

Contact info:

Brenda Ropoulos

Director of Corporate Relations

510-574-2508

brenda_ropoulos@net.com

For release at 1:30 p.m. PST

Network Equipment Technologies, Inc. Announces Preliminary Results for Q4 Fiscal 2005

Fremont, CA, March 29, 2005 – Telecommunications equipment maker Network Equipment Technologies, Inc. (NYSE: NWK), doing business as net.com, announced today it expects to report revenue for the quarter ended March 25, 2005, its fiscal fourth quarter, of between $23.0 and $24.0 million, falling short of the guidance it had provided.  The Company expects to report a loss for the quarter in the range of $0.15 to $0.20 per share.

During the conference call held in January 2005 following the release of results for its fiscal third quarter, the Company had stated that it expected revenue for the fourth quarter to be roughly $28-$32 million.

The Company expects revenue from new products, including SCREAM, SHOUT and netMS, to be over 20% of the Company’s product revenue for the fourth quarter of 2005.  For the year ended March 25, 2005, the Company expects cash and investment balances to have increased more than $6.0 million from the prior year, and to end fiscal 2005 at over $108 million.

The Company also announced today that its Board of Directors approved the repurchase of up to an aggregate of $10 million of its common stock.  The repurchases will be made from time to time on the open market at prevailing market prices or in negotiated transactions off the market.  The repurchase program is expected to continue for up to the next twenty-four months, subject to changes by the Board of Directors.  Hubert “Bert” Whyte, president and CEO of net.com, said, “We believe that enacting this repurchase program is in the best interest of the shareholders.  During the past six quarters, the Company has consistently added to its cash balance, while positioning itself to take advantage of a promising market, enterprise ‘Voice over IP’ migration.”

net.com will report its fourth quarter and fiscal year 2005 results on Wednesday, April 13, 2005 at the close of market.

In conjunction with this announcement, net.com will host a discussion of its preliminary fiscal fourth quarter results with investors and financial analysts tomorrow, March 30, at 8:30 a.m. EST/5:30 a.m. PST. To access the call, listeners should dial (800) 603-9684 from the U.S. or Canada and (706) 643-1389 from International locations at least 10 minutes prior to the scheduled start time. No access number or password is required. A limited number of dial-in lines will be available. Alternatively, the discussion will be broadcast live via net.com’s website at www.net.com on the Investor Relations page. A replay of the call will be available by approximately 10:30 a.m. EST Wednesday by calling (800) 642-1687 or (706) 645-9291, access code 5088525 for the replay only. An archived version of the discussion will also be available on the Investor Relations page of net.com’s website (http://ir.net.com) shortly after the conclusion of the live broadcast.

About net.com

Network Equipment Technologies, doing business as net.com, is a leading provider of networking equipment that enables enterprises, governments and carriers to adapt to a broadband future. An architect of the networking industry, net.com has been supplying service providers, governments and enterprises around the world with bulletproof networking technology for more than 20 years. net performance. net results. net.com.

Visit www.net.com for more information.

SCREAM is a registered trademark, and SHOUT, netMS, and net.com are trademarks of Network Equipment Technologies, Inc.

Forward looking statements

Statements made in this press release other than statements of historical fact are forward-looking, including those relating to the financial results the Company expects to report, the Company’s positioning for the future, and the timing of recognition of revenues. Investors are cautioned that these statements are based upon current estimates and assumptions that involve risks and uncertainties that might cause actual results to differ materially from those expressed or implied in the forward-looking statements.  These risks and uncertainties include the ability to deliver products in a timeframe sufficient to allow for recognition of revenue in a particular quarter, possible discrepancy between preliminary results and final results to be announced on April 13, 2005, and other risks, including those identified in the Company’s filings with the Securities and Exchange Commission, including Forms 10-K and 10-Q, and in other press releases and communications.  Network Equipment Technologies, Inc. disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

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